EXHIBIT 10.27

November 13, 2002

Mr. Vincent Shunsky
Treasurer
Maxco, Inc.
1118 Centennial Way
P.O. Box 80737
Lansing, Michigan 48908-0737

RE: FINANCING ARRANGEMENTS AMONG COMERICA BANK (“BANK”), MAXCO, INC. (“BORROWER”), PAK-SAK INDUSTRIES, INC. AND MAX A. COON (“GUARANTORS”)

Dear Mr. Shunsky:

     Reference is made to the Amended and Restated Loan Agreement dated September 30, 1996, as amended by First Amendment thereto dated as of August 1, 1997, as further amended by Second Amendment thereto dated as of June 24, 1998, as further amended by Third Amendment thereto dated as of September 24, 1998, as further amended by Fourth Amendment thereto dated as of June 22, 1999, as further amended by Fifth Amendment thereto dated as of September 1, 1999, as further amended by Sixth Amendment thereto dated as of July 12, 2000, as further amended by Seventh Amendment dated as of January 11, 2001, as further amended by Eighth Amendment dated as of March 19, 2001, as further amended by Ninth Amendment dated as of October 1, 2001, and as further amended by Tenth Amendment dated February 19, 2002 (the “Loan Agreement”). The Loan Agreement was further amended by a letter agreement dated as of November 8, 2002. All capitalized terms not defined in this letter agreement (“Letter Agreement”) shall have the meanings described in the Loan Agreement.

     Pursuant to Section 2.8.1 of the Loan Agreement, Borrower was provided the right to permanently reduce the Commitment Amount by multiples of $500,000, by providing Bank five (5) days written notice. In addition, Section 9.3 of the Loan Agreement provides that Borrower and Bank may amend the Loan Agreement by a written instrument executed by both parties. Consistent with these provisions of the Loan Agreement, Borrower and Bank are desirous of amending the Loan Agreement for the purpose of causing the Commitment Amount to be immediately reduced to $1,300,000 from the $11,700,000 level currently provided for in the Loan Agreement.

     Therefore, Borrower and Bank hereby agree that, notwithstanding anything in the Loan Agreement to the contrary, the definitions of “Advance Formula Agreement” and “Commitment Amount” set forth in Sub-Section 1.1 of Section 1 of the Loan Agreement hereby deleted in their entirety and replaced by the following:

“Advance Formula Agreement” shall mean that certain Advance Formula Agreement between Borrower and the Bank of dated November 13, 2002.

“Commitment Amount” shall mean $1,300,000 (or such lesser amount to which the Commitment Amount may be reduced by Borrower from time to time under

Section 2.8.1 of this Agreement), subject to the terms, limitations and conditions of the Advance Formula Agreement.”

     Notwithstanding any provision contained in the Loan Agreement, as amended, to the contrary, it is specifically acknowledged and agreed by Borrower and Bank that all of the outstanding Letters of Credit issued by the Bank in favor of Borrower (or any Subsidiary) as of the date of this Letter Agreement (an aggregate of approximately $475,000) shall be excluded from the amount of the Revolving Loans in applying the restrictions and limitations established by the Commitment Amount and the Advance Formula Agreement.

     Except as in this Letter Agreement, neither the execution of this Letter Agreement by Bank, nor any other act or omission by Bank in connection herewith, shall be deemed an express or implied waiver by Bank of any Event of Default under the Loan Agreement.

     Except as specifically modified hereby, the terms and conditions of the Loan Agreement and the Notes, as the same may be amended from time to time, remain in full force and effect and the undersigned hereby ratify and agrees to be bound by the terms of the Loan Agreement as hereby amended.

Very truly yours,

COMERICA BANK

By: /s/ David Grantham

Its Vice President

ACKNOWLEDGED AND AGREED:

“BORROWER” Maxco, Inc.

/s/ Max A. Coon Its President	Date November 13, 2002

“GUARANTORS”

Pak-Sak Industries, Inc

By: /s/ Max A. Coon Max A. Coon Its: Secretary

Date November 13, 2002

/s/ Max A. Coon Max A. Coon	Date November 13, 2002